UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GLG Life Tech Corporation

(Exact name of registrant as specified in its charter)

British Columbia	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 519 World Trade Centre, 999 Canada Place, Vancouver, BC	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:            333-162937          (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Shares, no par value, under the section captioned “Description of the Common Shares” in the prospectus included in the Registrant’s registration statement on Form F-10 (File No. 333-162937) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on November 6, 2009, as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference.

Item 2.  Exhibits.

Not Applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 19, 2009

GLG LIFE TECH CORPORATION

By:	/s/ Brian Meadows
Brian Meadows
Chief Financial Officer